FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Exhibit 4.11

Technology Transfer and Technology License Agreement

This Agreement is made January 22, 2008 (the “Effective Date”) by and among InterDigital Communications, LLC, a Pennsylvania Corporation with its principal office in King of Prussia, Pennsylvania, USA (“IDC”); InterDigital Technology Corporation, a Delaware Corporation with its principal place of business in Wilmington, Delaware, USA (“ITC”); and Spreadtrum Communications, Inc., a Cayman Islands Corporation, on behalf of itself and its Affiliates (collectively “Spreadtrum”). IDC and ITC are collectively referred to as “InterDigital”, and IDC, ITC and Spreadtrum are referred to as “Parties”.

The background of this Agreement is as follows:

1.	Spreadtrum is in the business of designing, manufacturing, selling and supplying chipsets and related reference designs and development tools for wireless communications equipment. Spreadtrum supplies these chipsets and related products to wireless communications equipment manufacturers. Spreadtrum has developed the second generation GSM/GPRS/EDGE and third generation TD-SCDMA/HSDPA communication technologies.

2.	InterDigital has extensive experience in research, development and design of digital wireless telecommunications systems and components. Among its various wireless telecommunications technologies, InterDigital has developed second generation GSM/GPRS/EDGE (2G) and [***] communications technology that is compliant with [***].

3.	Spreadtrum wants to use and incorporate InterDigital’s technology in its chipsets for Terminal Units. Spreadtrum and InterDigital want to form a cooperative relationship under which InterDigital will license and transfer certain [***]-related technology to Spreadtrum, and will provide Spreadtrum with certain integration, testing and other engineering support required to assist Spreadtrum in implementing InterDigital’s technology in Spreadtrum’s products, under the terms and conditions of this Agreement.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Spreadtrum and InterDigital agree as follows:

Article I

Definitions

1.1	[***]

1.2	[***]

1.3	[***] Software and Technology means software and Technology described in the Statement of Work that implements the [***] functionality of Terminal Units as specified in the [***].

1.4	[***] Software and Technology means software and Technology described in the Statement of Work that implements the [***] functionality of Terminal Units as specified in the [***].

1.5	Acceptance means that a Deliverable meets the acceptance criteria described in the Statement of Work for the applicable Specification.

1.6	Affiliate means a legal entity that directly or indirectly, through one or more intermediaries, controls a Party, or is controlled by a Party, or is under common control with a Party; provided, that such entity shall constitute an Affiliate of the Party only so long as such control exists. For purposes of this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legal entity, whether through ownership of voting stock, by contract, or otherwise.

1.7	Correction means a change to a Deliverable required to make it conform to its applicable Specification in all material respects.

1.8	Deliverable means design components, documentation, software, services, training and ancillary items specified in the Statement of Work to be delivered to Spreadtrum under this Agreement.

1.9	Derivative Work means a work that is based on one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such pre-existing work may be recast, transformed, or adapted, and, if prepared without authorization of the copyright owner of such pre-existing work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work includes a compilation that incorporates such pre-existing work.

1.10	Developed when used in reference to Technology or Intellectual Property Rights, means developed under and in the course of performing the Project.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

1.11	[***] Software and Technology means software and Technology described in the Statement of Work that implements [***] functionality of Terminal Units as specified in the [***].

1.12	End-Users mean customers who acquire Terminal Units for their use and not for redistribution, remarketing, or resale.

1.13	Enhancement means a change in a Deliverable that InterDigital elects to make, and that improves the manner in which the Deliverable fulfills existing requirements or extends the ways to accomplish an existing function.

1.14	[***].

1.15	Existing when used in reference to Technology or Intellectual Property Rights, means owned or controlled by a Party on and before the Effective Date, or developed by a Party after the Effective Date outside of and not in the course of the Party’s performance of the Project.

1.16	Intellectual Property Rights means any and all now existing or hereafter developed or acquired tangible or intangible: (i) right associated with works of authorship throughout the world, including but not limited to, copyrights, moral rights, and maskworks; (ii) patents, designs, algorithms, and other intellectual and/or industrial property rights (of every kind and nature throughout the world and however designated) whether arising by operation of law, contract, license, or otherwise; and (iii) all registrations, initial applications, renewals, extensions, continuations, divisions, or reissues of the foregoing now or hereafter in force (including any rights in the foregoing), and including any patentable invention that is the subject matter of one or more pending patent applications (whether published or unpublished).

1.17	Knowhow means trade secrets that derive value from the fact that they are not generally known in the industry.

1.18	Licensed Product means one or more integrated circuit chipsets for Terminal Units that contain, include, incorporate or employ the Modem Software and Technology (or any portion thereof), or that contain, include, incorporate or employ any changes, modifications, improvements or enhancements to the Modem Software and Technology, whether such changes, modifications, improvements or enhancements are made by Spreadtrum or others on behalf of or at the direction of Spreadtrum, or are made by InterDigital and provided to Spreadtrum under any of the terms of this Agreement. “Licensed Product” also includes all integrated circuit chipsets and modules for Terminal Units that Spreadtrum may develop in the future and that contain, include, incorporate or employ, or the design, engineering or manufacture of which contains, includes, incorporates or employs, any such Modem Software and Technology or portion thereof or changes, modifications, improvements or enhancements thereto.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

1.19	[***]

1.20	Modem Software and Technology means, collectively, all [***] Software and Technology, all [***] Software and Technology, and all [***] Software and Technology that is specified in the Statement of Work to be delivered to Spreadtrum under the terms of this Agreement, and all subsequent changes, modifications improvements or enhancements thereto that are made by InterDigital and provided to Spreadtrum under any of the terms of this Agreement.

1.21	Project means the technology transfer work undertaken pursuant to this Agreement and described in the Statement of Work.

1.22	Reporting Period means a three (3) month period ending March 31, June 30, September 30, and December 31 of each calendar year

1.23	Specification means a document that is included in or incorporated into the Statement of Work that defines the functional characteristics of a Deliverable and, unless otherwise noted in the Statement of Work, provides the criteria for Acceptance of that Deliverable.

1.24	Statement of Work means the document which specifies the work to be performed under the Project, including all Deliverables, Specifications, and Acceptance criteria. The initial Statement of Work as of the Effective Date is attached as Schedule 1.24 hereto, and may be amended from time to time in accordance with its provisions.

1.25	Support means those services provided during the course of the Project set forth in the Statement of Work, consisting of answering questions and providing advice by one Party to the other with respect to the Deliverables, and includes onsite Support to the extent provided in the Statement of Work or as otherwise agreed between the Parties.

1.26	Technical Information means designs, drawings, prints, specifications, hardware and reference designs, semiconductor masks, system requirements documentation, technical data, software, ASIC netlists, test benches, test cases, documentation and manufacturing information, in all forms, including printed or stored on electronic media.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

1.27	Technology means Technical Information and Knowhow. “Technology” specifically excludes any inventions that are the subject of one or more pending patent applications (whether published or unpublished), which are considered Intellectual Property Rights hereunder.

1.28	Terminal Unit means a wireless network termination communication device.

1.29	Units Sold means the number of Licensed Products sold on an arms-length basis during the applicable Reporting Period. A Licensed Product shall be considered Sold upon the delivery of the Licensed Products by Spreadtrum and/or its Affiliates, or when it is otherwise transferred by Spreadtrum or its Affiliates to any third party. Units Sold shall not include those (i) Licensed Products provided by Spreadtrum or its Affiliates to replace the defective Licensed Products so long as a royalty was paid on the original Licensed Product that was replaced; (ii) defective and unsellable Licensed Products; (iii) lost or stolen Licensed Products; or (iv) up to [***] free samples of Licensed Products per customer of Spreadtrum or its Affiliates, so long as Spreadtrum receives no payment or other consideration from its customer for such samples.

1.30	Update means a change to a Deliverable necessitated by a revision to the [***], or a [***] Change Request (CR) to correct the [***] that requires a change to the existing design, so long as such change (i) does not create new level of performance; (ii) does not introduce a new feature or new functionality; or (iii) does not require a change in the baseline architecture or interface structure.

1.31	Warranty Services means those services specified in Section 3.3.

Article II

The Project

2.1	Project Goal. The goal of the Project is to transfer and provide InterDigital’s Modem Software and Technology to Spreadtrum, which Spreadtrum will develop, customize and integrate into the Licensed Products with InterDigital Support, in accordance with the Statement of Work.

2.2	Scope of Work; Changes. The scope of the Project, including tasks to be performed, Project objectives to be achieved, Project schedule and milestones, Project Deliverables to be produced, Acceptance criteria for all Deliverables and Support, is defined in the Statement of Work . The Statement of Work may be changed from time to time in accordance with the procedures set forth therein, and all such changes will be documented by written change orders. In evaluating and approving changes to the Statement of Work (including changes to any Work Package or Specification), the parties acknowledge and will take into account the attendant risks and uncertainties inherent in any technology transfer project as regards, among other things, Project schedule and budget.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

2.3	Work Allocation. Spreadtrum and InterDigital will use all reasonable efforts to accomplish the Project and deliver the Deliverables in accordance with the Statement of Work and Specifications set forth in the Statement of Work. The parties’ respective responsibilities for the conduct of the Project are set forth in detail in the Statement of Work. Each Party will staff the Project teams with experienced and trained personnel having qualifications and experience necessary to perform the tasks required in the Statement of Work.

2.4	Technology Transfer, Training and Support. InterDigital will provide Spreadtrum with access to the Modem Software and Technology in accordance with the Statement of Work and Specifications. InterDigital will also provide training and Support to Spreadtrum personnel as set forth in the Statement of Work. InterDigital will also provide Spreadtrum with the FPGA-based development platform(s) on loan basis without additional charge during the Project, and certain development tools set forth in the Statement of Work. Each Party will provide reasonable amounts of Support to the other Party as provided in the Statement of Work; provided, that InterDigital will be required to provide on-site Support to Spreadtrum only to the extent explicitly set forth in the Statement of Work, or as InterDigital may otherwise agree.

2.4.1	Notwithstanding any other provision of this Agreement, InterDigital’s total Support for the technology transfer, training, and subsequent integration of InterDigital’s technology with Spreadtrum’s technology will be limited to [***] person-hours, as further described and set forth in the Statement of Work. Any additional services, training, Support or other engineering services beyond [***] person-hours may be provided under the terms of Section 2.10.

2.5	Project Managers. Each Party will appoint a Project Manager, who will have the responsibilities set forth in the Statement of Work. The parties’ respective Project Managers will be the single point of contact between the parties regarding all matters that are within their respective areas of responsibility. The Project Managers will meet in accordance with the schedule set forth in the Statement of Work or as frequently as necessary to track Project status, review Deliverables and milestones, and generally coordinate all Project activities.

2.6	Location of Services. The services to be rendered by InterDigital relating to this Agreement will be performed by InterDigital personnel primarily at InterDigital facilities in King of Prussia, Pennsylvania, Melville, New York, Montreal, Canada and, to the extent set forth in the Statement of Work, the facilities of Spreadtrum or its Affiliates. Notwithstanding the foregoing, each Party may from time to time locate an agreed number of personnel at the other Party’s facilities. Each Party agrees that its personnel will comply with the other Party’s reasonable security and access requirements, and all other customary personnel rules and guidelines, when they are at the other Party’s site.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

2.7	Subcontracting. InterDigital may subcontract portions of the work that it is assigned to perform under the Statement of Work, provided: (i) that the subcontractor is party to a written agreement with InterDigital containing obligations of confidentiality that are no less restrictive than the obligations imposed on InterDigital hereunder; and (ii) InterDigital will be responsible for the subcontractor’s performance or failure to perform and any action or inaction by a subcontractor that is a breach of this Agreement (or the Statement of Work) shall be deemed a breach of this Agreement (or the Statement of Work) by InterDigital.

2.8	Non-Solicitation. During the term of the Project and for one (1) year thereafter, neither Party will solicit for employment any employee of the other Party who was involved in the performance of that Party’s obligations under this Agreement, unless the hiring Party first obtains the written consent of the other Party. Notwithstanding the foregoing, either Party shall have the right to hire an individual employed by the other who, without solicitation, responds to employment advertising in newspapers, trade publications, or other public commercial media.

2.9	Enhancements and Updates. The Deliverables will comply with the [***]. However, during the course of the Project, both Parties may undertake reasonable efforts to enhance and update all Deliverables in accordance with any changes to the [***]. Such changes would be undertaken pursuant to new amendments to the Statement of Work and Specifications to be agreed to by the Parties in accordance with the change procedures of the Statement of Work, which will also address the impact of such changes upon Project budget and timetable.

2.10	Additional Engineering Services. If Spreadtrum wants any additional engineering services from InterDigital during the course of the Project that are beyond the scope of the services and Support contemplated by the Statement of Work, InterDigital will use reasonable efforts to provide it, subject to the availability of personnel and other resources. All such additional engineering services will be provided only upon terms and conditions to be mutually agreed and at hourly rates acceptable to InterDigital and Spreadtrum.

2.11	Exclusivity. InterDigital agrees that, from the Effective Date until one year after the Effective Date, it shall not enter into any agreement to license any software and technology that constitutes a part of the Modem Software and Technology licensed to Spreadtrum under this Agreement to any other company based in, or with primary operations in, the People’s Republic of China.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Article III

Deliverables Warranty & Warranty Services

3.1	Deliverables Warranty. For a period of [***] beginning [***] and terminating [***], InterDigital warrants that each Deliverable shall perform the functions specified in its applicable Specification in all material respects. If a Deliverable does not conform to the functionality required by its Specification in any material respect, and if Spreadtrum notifies InterDigital of the nonconformity, InterDigital will provide Corrections to the Deliverable within the time period as set forth in the Statement of Work or as reasonably requested by Spreadtrum. This warranty is exclusive, and is in lieu of all other warranties, whether statutory, express or implied, and InterDigital’s obligation under this Section 3.1 is Spreadtrum’s sole and exclusive remedy for failure of any Deliverable to comply with its applicable Specification.

3.1.1	Notwithstanding the foregoing, certain Deliverables identified in the Statement of Work are provided to Spreadtrum “as is”. With respect to those deliverables, InterDigital makes and extends no warranty whatsoever.

3.2	Warranty Exclusions. The warranty provided in Section 3.1 will not apply to any errors, defects or nonconformities due to: (i) Spreadtrum’s misuse of any Deliverable; (ii) Spreadtrum’s unauthorized modification of any Deliverable; or (iii) Spreadtrum’s failure to use compatible hardware, software or other items set forth in the applicable Specification or as otherwise contemplated by the Parties.

3.3	Warranty Services. During the warranty period set forth in Section 3.1, InterDigital will provide Warranty Services free of charge. The term “Warranty Services” is defined to mean the following services:

3.3.1	InterDigital will provide Corrections, Updates and Enhancements;

3.3.2	InterDigital will provide guidance on implementation of Enhancements as agreed between the Parties that InterDigital determines are reasonable in scope and technically or commercially desirable for InterDigital’s own baseline Modem Software and Technology offering, provided, that InterDigital will during the warranty period provide Spreadtrum with all Enhancements and Updates that it provides free of charge to its other licensees of the Modem Software and Technology;

3.3.3	InterDigital will provide a process for tracking and resolving all open change requests; and

3.3.4	InterDigital will provide telephone and email assistance from InterDigital’s location. Travel and living expenses for any on-site assistance under Warranty Services and accepted by Spreadtrum is not included.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Once a Correction, Update or Enhancement has been provided to Spreadtrum, it will be considered part of the Modem Software and Technology for all purposes under this Agreement.

3.4	Engineering Services; Maintenance Services. Subject to the availability of personnel, InterDigital will use reasonable efforts to provide additional services related to the licensed Modem Software and Technology that are beyond the scope of Warranty Services. All such additional engineering services will be provided only upon terms and conditions to be mutually agreed and at hourly rates acceptable to Spreadtrum and InterDigital. In addition, upon expiration of the warranty period specified in Section 3.1, Spreadtrum may elect to continue to receive those services specified in Section 3.3 from InterDigital under an annually renewable Maintenance Agreement upon financial terms and conditions to be mutually agreed.

Article IV

Intellectual Property Ownership

4.1	Existing Intellectual Property Rights and Existing Technology. InterDigital shall own all its Existing Intellectual Property Rights and Existing Technology. Spreadtrum shall own all its Existing Intellectual Property Rights and Existing Technology.

4.2	Developed Intellectual Property Rights and Developed Technology. InterDigital shall own all Developed Intellectual Property Rights and Developed Technology created by InterDigital. Spreadtrum shall own all Developed Intellectual Property Rights and Developed Technology created by Spreadtrum. All Developed Intellectual Property Rights and Developed Technology created jointly between InterDigital and Spreadtrum shall be jointly owned by the Parties, and each Party may use or exploit any such jointly owned Developed Intellectual Property Rights and Developed Technology without obligation to account to the other Party for such use or exploitation.

4.3	Jointly Developed Intellectual Property Rights.

4.3.1

InterDigital shall have the primary responsibility for preparing and filing patent applications for all jointly Developed Intellectual Property Rights, pursuing issuance of such patents, and maintaining such patents after issuance. If Spreadtrum elects not to jointly file any patent application filed by InterDigital on any jointly Developed Intellectual Property Rights, InterDigital will bear all of the cost related to such filing (and all the actions related to such patent application, including but not limited to the patent maintenance) and furthermore InterDigital shall grant Spreadtrum a perpetual, worldwide, irrevocable royalty-free license, without right to sublicense, to such Jointly Developed Intellectual Property Rights. InterDigital will provide Spreadtrum with copies of all applications, office actions and other material

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

correspondence with any patent office concerning the jointly Developed Intellectual Property Rights, and will consult with Spreadtrum regarding submissions and responses to any patent office. If InterDigital elects not to file or prosecute a patent application on any jointly Developed Intellectual Property Rights, or maintain a patent on the jointly Developed Intellectual Property Rights after issuance, Spreadtrum may elect to do so, at its cost, and InterDigital will use reasonable efforts to provide Spreadtrum with adequate notice so as not to materially prejudice Spreadtrum’s rights in such jointly Developed Intellectual Property Rights.

4.3.2	All attorneys fees and other out-of-pocket expenses that either Party reasonably incurs in applying for and maintaining the jointly Developed Intellectual Property Rights will be shared equally by the Parties. In addition, the Parties will consult with each other prior to commencing any litigation over infringement of jointly Developed Intellectual Property Rights. The Parties will agree upon how they will share in recoveries resulting from any such litigation (or settlement thereof) which relates solely and exclusively to the jointly Developed Intellectual Property Rights.

4.3.3	Each Party agrees, at its own expense, to provide reasonable cooperation to the other Party in applying for and maintaining the jointly Developed Intellectual Property Rights. Without limitation, each Party, at the other Party’s reasonable request, shall execute (or cause its personnel to execute) all applications for patents covering the jointly Developed Intellectual Property Rights, and such other instruments as may be necessary or appropriate to apply for and maintain the jointly Developed Intellectual Property Rights.

Article V

License Grants

5.1	Modem Software and Technology License. For the term of this Agreement, InterDigital grants to Spreadtrum and its Affiliates, and Spreadtrum and its Affiliates accept, a nonexclusive, nontransferable, worldwide, royalty-bearing license, without right to sublicense except as hereinafter provided, under all Modem Software and Technology, and any changes, modifications, improvements, Corrections, Enhancements or Updates thereto that InterDigital provides under this Agreement to design, develop, make, have made, use, import, offer for sale, sell, distribute and otherwise transfer or dispose of Licensed Products, and to use, modify, copy, reproduce and create Derivative Works of all software that is included in the Modem Software and Technology in connection with the foregoing.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

5.2	Sublicensing. Spreadtrum will have no right to sublicense any [***] Software and Technology. Spreadtrum may sublicense all or portions of the [***] Software and Technology and/or [***] Software and Technology, in object code only, and not in source code.

5.3	Exclusion. Notwithstanding anything to the contrary in this Agreement, no license or right to sublicense is granted for Modem Software and Technology, or any portions thereof, to be sold or otherwise disposed of as a stand-alone product, and all such grants are limited to use of the Modem Software and Technology incorporated within Spreadtrum’s and its Affiliates’ Licensed Products.

5.4	[***]

5.5	Spreadtrum Improvements to Modem Software and Technology. Spreadtrum grants to InterDigital, and InterDigital accepts, a nonexclusive, nontransferable, worldwide, perpetual, irrevocable royalty-free license, with right to sublicense, to any Intellectual Property Rights covering changes, modifications or improvements to the Modem Software and Technology, or any Derivative Works based thereon, that Spreadtrum and/or any Spreadtrum Affiliate at any time creates, makes, conceives or reduces to practice under this Agreement, either alone or jointly with InterDigital. For the avoidance of doubt, the grant of license in this Section 5.6 shall not apply to any inventions, improvements or Derivative Works that Spreadtrum creates relating to other aspects of Spreadtrum’s products, but only to such changes, modifications or improvements and Derivative Works relating to the Modem Software and Technology or any portion thereof.

5.6	License Limitations and Exclusions. Except as provided in this Article V, no other rights are granted in this Agreement, or by implication, estoppel, statute or otherwise. Specifically, except as provided in this Agreement: (i) nothing in the licenses or nonassertion agreements granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give Spreadtrum or any Affiliate any right or license under or to any Intellectual Property Rights which InterDigital now or at any time in the future owns or controls; and (ii) no license or immunity is granted by InterDigital directly or by implication, estoppel or otherwise to any third parties acquiring Licensed Products from Spreadtrum under any Intellectual Property Rights which InterDigital now or at any time in the future owns or controls. Spreadtrum and InterDigital specifically acknowledge and agree that the License Fees and royalties herein provided are based solely on the value of the Modem Software and Technology, and not on any Intellectual Property Rights in connection therewith. Spreadtrum will include in the terms of its sales agreements with its customers for the sale of Licensed Products a provision to the effect that the sale of Licensed Products confers on the purchaser no rights, by exhaustion, implied license or otherwise, under or to any Intellectual Property Rights which InterDigital nor or at any time in the future owns or controls.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

5.7	Third Party Technology. Spreadtrum understands and acknowledges that, for it to develop and sell Licensed Products, it will be required to obtain, at its own cost and expense, licenses under certain third-party Technology. Such third-party Technology is listed in Schedule 5.7. Such third-party Technology is not part of this Agreement, and InterDigital assumes no liability or responsibility whatsoever with respect thereto.

Article VI

Compensation

6.1	Initial License Fee. In consideration of licenses herein granted and the services provided by InterDigital in performing the Project, Spreadtrum shall pay InterDigital an initial license fee of [***], payable as follows based on the milestones set forth in the Statement of Work:

6.1.1	[***]

6.1.2	[***]

6.1.3	[***]

6.1.4	[***]

6.1.5	[***]

6.1.6	[***]

InterDigital will invoice Spreadtrum for all installments of the Initial License Fee when due, and Spreadtrum will pay such invoices via wire transfer net/30 days from receipt of invoice.

6.2	Royalty on Sales of Licensed Products. Spreadtrum will pay InterDigital a per-unit earned royalty on all Units Sold by Spreadtrum and/or its Affiliates in accordance with the following:

6.2.1	[***]

6.2.2	[***]

6.2.3	[***]

6.2.4	[***]

6.2.5	[***]

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

6.3	Minimum Royalties. Spreadtrum will pay InterDigital minimum royalties, payable as follows:

6.3.1	[***]

6.3.2	[***]

6.3.3	[***]

6.3.4	[***]

6.3.5	[***]

For purposes of this Section 6.3, “First Commercial Sale” shall mean the first arms-length commercial sale or other transfer for consideration by Spreadtrum or any Spreadtrum Affiliate of a non-prototype Licensed Product.

6.4	Payment of Minimum Royalties.

6.4.1	For each of the foregoing [***], Spreadtrum will pay InterDigital the greater of: (i) royalties accrued on actual sales or other dispositions of Licensed Products during such period by Spreadtrum and its Affiliates; or (ii) the amounts set forth in Section 6.3.1 through 6.3.5, above.

6.4.2	If, because of the operation of Section 6.3, [***] Spreadtrum has paid InterDigital more than the amount that would have been payable as royalties accrued on actual sales or other dispositions of Licensed Products, the amount in excess of the actual royalties will be deemed to be a prepayment at that time against future royalties, and Spreadtrum will have the right to offset such amount against royalties payable under Section 6.2 for subsequent sales of Licensed Products until that amount has been exhausted in full. In no event, however, will any portion of such payment be refundable, regardless of whether Spreadtrum subsequently sells a sufficient number Licensed Products to recoup the difference.

6.4.3	[***]

6.4.4	Notwithstanding any provisions of this Article VI, if at any time Spreadtrum is sued by a third party based on any claim that the Modem Software and Technology infringes such third party’s Intellectual Property Rights [***].

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Article VII

Royalty Payments, Reports, and Accounting Matters

7.1	Royalty Reports. Within thirty (30) days after the end of each Quarter, Spreadtrum will submit to InterDigital a written report, certified by Spreadtrum’s Chief Financial Officer, summarizing by country of customer sale or disposition: (i) the total Units Sold by Spreadtrum and its Affiliates during such Reporting Period; (ii) the computation of any royalty payable during that Reporting Period, and (iii) the amount of royalty due for such Reporting Period. If no sales of Licensed Products were made during such Reporting Period, Spreadtrum will so report. Spreadtrum will pay the amount of any royalty due in thirty (30) days after receiving corresponding correct invoice from InterDigital by wire transfer to InterDigital, as follows:

Wire to:	ABA #031000053
SWIFT CODE: PNCCUS33
PNC Bank
500 First Avenue
Pittsburgh, PA 15219

Credit to:	Account # 8611421556
InterDigital Communications, LLC

7.2	Royalty Payments. All sums payable to InterDigital pursuant to this Agreement will be paid in United States Dollars. Spreadtrum’s reports, as required by Section 7.1, will contain a statement setting forth any such computation of the number of United States Dollars remitted. All royalties that remain unpaid for more than thirty (30) days after their due date will bear interest from the due date until paid at a rate [***] from time to time published in the New York edition of the Wall Street Journal.

7.3

Taxes. Spreadtrum shall be responsible for all income, withholding and other taxes associated with payments made to InterDigital hereunder that are imposed by any jurisdiction other than the United States and its political subdivisions. With respect to such foreign withholding or other taxes: (i) Spreadtrum will timely remit any withholdings or taxes that it is required to withhold from payments made to InterDigital by the due dates prescribed by the laws of the country whose tax it is required to withhold; (ii) Spreadtrum will obtain receipts from any foreign taxing authority to which it remits payment on behalf of InterDigital and will provide InterDigital with copies of such receipts within a reasonable period of time; (iii) if InterDigital is entitled to a reduction of, or an exemption from, any withholding or tax in any jurisdiction, or if any tax clearance/exemptions certificates are required for the purpose of remitting payments according to this Agreement, Spreadtrum agrees to request any withholding tax exemption form or other documentation as required, and will reasonably cooperate with InterDigital to take any other actions which may be required in order to secure the reduced rate or exemption; and (iv) if any foreign taxing

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

authority imposes interest or penalties on Spreadtrum or InterDigital for the nonpayment or late payment of any foreign withholdings or taxes that Spreadtrum is required to withhold on payments made to InterDigital pursuant to this Agreement, Spreadtrum shall pay all such interest and/or penalties. InterDigital shall fully cooperate with Spreadtrum in furnishing the necessary documentation if Spreadtrum desires to get any refund on the paid taxes. All payments under this Agreement shall be “grossed up” as required to meet the obligations of Spreadtrum under Article VI so that the net amount actually paid to InterDigital is equal to the payments calculated in accordance with this Agreement.

7.4	Audit. Spreadtrum will keep records that are adequate to establish the accuracy of the reports and the computation of royalties due under this Agreement for a period of [***] calendar years after the Reporting Period to which the royalties relate, including [***] years following termination or expiration of the licenses granted under Article V. Spreadtrum will permit these records to be inspected and audited by mutually agreed upon reputable independent auditors, at InterDigital’s expense, to verify the correctness of such reports and computations. Such inspections and audits will be during reasonable business hours and on at least thirty (30) days prior written notice to Spreadtrum, such inspection and audit shall be no more than once each calendar year. In the event of underpayment of royalties, Spreadtrum shall promptly pay any underpayment together with interest at a rate [***] from time to time published in the New York edition of the Wall Street Journal. In the event of an overpayment of royalties, InterDigital shall credit Spreadtrum the overpayment amount. In addition, if royalties are found to have been understated by an amount in excess of ten percent (10%), Spreadtrum shall reimburse InterDigital for its costs and expenses incurred in having the inspection and audit conducted.

7.5	Royalty Obligation upon Agreement Termination. If upon termination of this Agreement Spreadtrum has completed Licensed Products in its possession (including but not limited to any inventory of finished Licensed Products) that were previously manufactured by Spreadtrum or its Affiliates, or by third parties pursuant to the “have made” rights herein granted, Spreadtrum shall at that time pay Royalties on its inventory of all such Licensed Products, and shall thereafter be free to sell or otherwise dispose of such Licensed Products for which Royalties are paid under this Section 7.5. Notwithstanding the foregoing, if the aggregate amount of royalties paid by Spreadtrum to InterDigital prior to the termination of this Agreement exceeds the amount that would have been payable as royalties accrued on actual sales or other dispositions of Licensed Products, the amount in excess of the actual royalties shall offset any royalties payable pursuant to the forgoing sentence.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Article VIII

Confidential Information

8.1	Protection of Confidential Information. InterDigital and Spreadtrum agree that all Modem Software and Technology and all other information of either Party pertaining to the subject matter of this Agreement which either Party designates as confidential in accordance with Section 8.3 (collectively, “Confidential Information”) will be transmitted and received in confidence. Each Party agrees to use the same degree of care to prevent disclosure of the Confidential Information as it uses to protect and safeguard its own highly valuable proprietary information, but in any event, not less than a reasonable degree of care. The receiving Party will use the Confidential Information only as necessary to exercise its rights or perform its obligations under this Agreement, and will not circulate Confidential Information within its own organization except to personnel with a specific need to know such Confidential Information for a permitted purpose.

8.2	Disclosure of Confidential Information. Neither Party will disclose any Confidential Information to any third party without the disclosing Party’s written consent, except that the disclosure is required by law, or a Party may disclose Confidential Information to consultants and/or contractors engaged by the Party in connection with this Agreement, so long as such consultants and/or contractors have entered into written agreements with the Party imposing obligations of confidentiality at least as restrictive as those imposed upon the Parties hereunder. Each Party will be liable to the other for any unauthorized use or disclosure by the Party’ consultants, contractors, or other third party to whom disclosure is made.

8.3	Marking of Confidential Information. Confidential Information in written or tangible form shall be marked “CONFIDENTIAL”. All information which is orally or visually disclosed will be identified as confidential at the time the disclosure is made and is subsequently described in a written document that is marked with the appropriate designation and delivered to the receiving Party within thirty (30) days after the date of oral or visual disclosure. Notwithstanding the foregoing, Confidential Information shall include all information which the receiving Party should reasonably believe is confidential, such as Knowhow, source code, netlists, design documents, requirements specifications, and other Technical Information.

8.4	Exclusions. The obligations of confidentiality set forth in this Article VIII will not apply to any Confidential Information that is: (i) already known to the receiving Party at the time of disclosure; (ii) publicly available or becomes publicly available without a breach of this Agreement by the receiving Party; (iii) rightfully received by the receiving Party from a third party without a duty of confidentiality; (iv) independently developed by the receiving Party; or (v) required to be disclosed as a result of a final order of a court of competent jurisdiction, but only to the extent such information is required to be disclosed (provided, however, that the Party required to disclose such information shall notify the other Party and assist the Party in securing a protective order or similar protection in order to protect the confidentiality of the disclosed information).

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

8.5	Additional Confidentiality and Security Measures. In addition to the provision of this Article VIII, the Parties agree to comply with all confidentiality and security measures and procedures specified in the Statement of Work.

Article IX

Disclaimers; Limitation of Liabilities

9.1	Intellectual Property. InterDigital represents and warrants that, as of the Effective Date, it has the right to grant the licenses to the Modem Software and Technology herein granted. InterDigital further represents and warrants that, as of the Effective Date, no claims for patent infringement have been received by it concerning the Modem Software and Technology, and there is no pending litigation or proceeding of which InterDigital is aware in which such patent infringement is alleged.

9.2	Indemnification as to Third Party Intellectual Property.

9.2.1	Subject to the provisions of this Section 9.2, if Spreadtrum is sued for patent infringement, trade secret misappropriation or copyright infringement by a third party, and the basis for such infringement or misappropriation is that a Licensed Product incorporating the Modem Software and Technology infringes a patent (other than an Essential Patent), misappropriates a trade secret or infringes a copyright of such third party, InterDigital shall indemnify Spreadtrum for [***] incurred by Spreadtrum and arising out of Spreadtrum’s defense of such infringement or misappropriation, provided that: (i) Spreadtrum promptly notifies InterDigital, in writing, upon the earlier of (a) Spreadtrum’s receipt of written notice alleging infringement of a third party’s Intellectual Property Rights, and (b) Spreadtrum being sued by the third party; (ii) Spreadtrum allows InterDigital to actively participate in such suit; (iii) Spreadtrum does not enter into any settlement of such suit without InterDigital’s prior written consent; and (iv) InterDigital’s aggregate liability for all damages and costs (including attorney fees) pursuant to this Section 9.2 has not exceeded [***] under this Agreement, plus all the Royalties on Sales of Licensed Products and Minimum Royalties actually received by InterDigital from Spreadtrum under this Agreement.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

9.2.2	Exclusions to Patent Indemnification. Notwithstanding anything in this Agreement to the contrary, InterDigital shall have no obligation to Spreadtrum under Section 9.2.1 above with respect to infringement claims:

9.2.2.1	arising from the combination of the Modem Software and Technology with other elements, designs, features, functions or processes of the Licensed Products or from the combination of the Modem Software and Technology with any third party elements, designs, features, functions or processes, in each case, where infringement would not have existed but for the combination;

9.2.2.2	arising from any unauthorized modification by Spreadtrum to the Modem Software and Technology or unauthorized deviation by Spreadtrum from the Deliverables or Specifications, in each case, where infringement would not have existed but for the modification or deviation; or

9.2.2.3	based on Spreadtrum’s manufacture, use, sale, or importation of Licensed Products more than ninety (90) days after InterDigital notifying Spreadtrum that it should cease all manufacture, use, sale, or importation of the Licensed Products because of possible infringement or misappropriation of a third party’s Intellectual Property Rights by the Licensed Products.

9.2.3	Mitigation of Third Party Infringement Liability. In the event that a Licensed Product is found to infringe or misappropriate a third party’s Intellectual Property Rights by reason of the Licensed Product’s incorporation of the Modem Software and Technology, InterDigital shall, at its option and expense, have the right, to: (i) procure for Spreadtrum a license to the third party’s Intellectual Property Rights; (ii) provide engineering assistance to Spreadtrum to modify the Licensed Product so that it does not infringe the third party’s Intellectual Property Rights; or, if neither of the foregoing are commercially feasible despite InterDigital’s good faith efforts, (iii) terminate this Agreement and refund to Spreadtrum an amount equal to the lesser of: (a) Spreadtrum’s actual cost of its inventory of Licensed Products on hand, and all components thereof, that are not otherwise usable or saleable by Spreadtrum’s business; or (b) [***] under this Agreement.

9.2.4	For the avoidance of doubt, in no event shall InterDigital’s liability with respect to any and all claims for infringement or misappropriation of Intellectual Property Rights (including any costs or attorney fees incurred in connection therewith, and costs of mitigation under Section 9.2.3 above), exceed [***] under this Agreement.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

9.3	DISCLAIMER OF IMPLIED WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 3.1 AND IN THIS ARTICLE IX, THE PARTIES DO NOT MAKE, AND HEREBY DISCLAIM, ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, TECHNICAL PERFORMANCE, AND NON-INFRINGEMENT. WITHOUT LIMITATION TO THE REPRESENTATIONS AND WARRANTIES MADE IN SECTION 9.1, INTERDIGITAL MAKES NO REPRESENTATION OR WARRANTY WITH REGARD TO SPREADTRUM’S OR ITS AFFILIATES’ ABILITY TO USE, MANUFACTURE, HAVE MANUFACTURED OR SELL LICENSED PRODUCTS FREE OF INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

9.4	Limitation of Liability. No Party shall be liable to the other Party in tort, contract, or otherwise for any consequential, incidental, exemplary, punitive, indirect or special damages of any kind, including but not limited to damages for lost profits, even if the possibility of such damage was disclosed to or could reasonably have been foreseen by the injuring Party, except in cases where liability is mandatory by law. InterDigital shall in no event be liable for any amounts in excess of an amount equal to [***]. Spreadtrum shall in no event be liable for any amounts in excess of an amount equal to [***].

Article X

Term and Termination

10.1	Term. Unless earlier terminated as herein provided, the Term of this Agreement shall commence on the Effective Date, and shall continue so long as Spreadtrum or any Spreadtrum Affiliate designs, develops, makes, has made, uses, imports, sells, distributes or otherwise transfers or disposes of any Licensed Products.

10.2

Termination Upon InterDigital’s Default. Subject to the provisions of Article XI, Spreadtrum may terminate this Agreement by written notice to InterDigital if: (i) InterDigital fails to deliver any Deliverable within the time specified in the Statement of Work (or any written extension agreed to by the Parties), and does not cure the failure within ninety (90) days after receipt of written notice from Spreadtrum specifying the failure; (ii) InterDigital fails to perform any other material provision of this

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Agreement, and does not cure the failure within ninety (90) days after receipt of written notice from Spreadtrum specifying the failure; or (iii) InterDigital declares bankruptcy, makes an assignment for the benefit of creditors, suspends its business operations, or takes advantage of any other receivership or similar proceedings.

10.3	Termination or Suspension Upon Spreadtrum’s Default. Subject to the provisions of Article XI, InterDigital may terminate this Agreement by written notice to Spreadtrum, or at InterDigital’s option may suspend its performance hereunder, if: (i) Spreadtrum fails to pay InterDigital any sum of money due hereunder, and does not pay within thirty (30) days after written notice from InterDigital specifying the failure; (ii) Spreadtrum fails to perform any other material provision of this Agreement and does not cure the failure within ninety (90) days after receipt of written notice from InterDigital specifying the failure; or (iii) Spreadtrum declares bankruptcy, makes an assignment for the benefit of creditors, suspends its business operations, or takes advantage of any other receivership or similar proceedings.

10.4	Rights upon Termination. Upon termination of this Agreement under this Article X, all licenses granted to Spreadtrum and its Affiliates hereunder will terminate. Unless InterDigital has terminated because of Spreadtrum’s default, the license shall continue with respect to Licensed Products manufactured prior to termination (including but not limited to any inventory of finished Licensed Products), and Spreadtrum and its Affiliates shall: (i) cease all use of the Modem Software and Technology for any purpose whatever; and (ii) immediately destroy or return to InterDigital (at InterDigital’s option) all InterDigital Confidential Information then in Spreadtrum’s possession. The provisions of Sections 2.8, 5.5, 5.6, 9.3, 9.4, 14.1, 14.2 and Articles IV, VII, VIII, XIII and XIV shall survive expiration or termination of this Agreement.

Article XI

Force Majeure; Suspension of Work

11.1	Force Majeure. Either Party shall be excused for nonperformance under this Agreement, for such period of time as the cause of non-performance continues to exist, if the failure to perform arises, in whole or in part, out of causes beyond the reasonable control and without the negligence of the Party. Such causes may include, but are not restricted to, Acts of God or the public enemy, acts of any Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, boycotts or other work stoppages, freight embargoes, unusually severe weather, and any other cause similar to the kind herein enumerated or having an equivalent effect upon the Party’s ability to perform.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

11.2	Notice of Force Majeure Event. If a Party’s performance is affected by an event of Force Majeure, the affected Party shall give written notice to the other Party as soon as practicable, but in no event more than fourteen (14) days after the Force Majeure event occurs. In that event, the duties of the affected Party shall be suspended during the continuance of the Force Majeure event; provided, however, that the affected Party shall use all reasonable commercial efforts to eliminate or ameliorate the effects of the event of Force Majeure.

11.3	Other Party’s Failure to Perform. If a Party is prevented or delayed in performing any obligation because of the other Party’s failure or delay in performing any action upon which the Party’s performance relies, that Party may suspend its performance until the nonperforming Party completes its obligations.

Article XII

Notices

12.1	Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered by express courier service (Federal Express, DHL or the like), addressed to the Parties at the addresses set forth below. Notices shall be deemed to be effective upon receipt.

If to InterDigital:
(for contract matters):	InterDigital Communications, LLC
781 Third Avenue
King of Prussia, PA. 19406
	Attn:	General Counsel

If to InterDigital
(for technical matters):	InterDigital Communications, LLC
781 Third Avenue
King of Prussia, PA. 19406
	Attn:	Chief Programs Officer

If to Spreadtrum:	Spreadtrum
810 E. Arques Ave.
Sunnyvale, CA94085
USA

Spreadtrum Communications(Shanghai) Co., Ltd.
Building 1, Spreadtrum Center,
No.2288, Zuchongzhi Rd,
Zhangjiang High-Tech Park, Pudong District, Shanghai
Zip code: 201203
Tel: 86-21-50802727
Fax: 86-21-50802996

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Article XIII

Export Control

13.1	Export Control. The Parties shall in performance of this Agreement comply with all applicable laws, executive orders, regulations (including without limitation U.S. and European Union export administration regulations), ordinances, rules, proclamations, demands and requisitions of national governments or of any state, local or other governmental authority. In addition, Spreadtrum acknowledges that the Modem Software and Technology are subject to the export control laws and regulations of the United States, and Spreadtrum agrees to abide by those laws and regulations. Spreadtrum further acknowledges that the Modem Software and Technology may also be subject to the export control laws and regulations of the country in which they are received, and Spreadtrum will abide by such laws and regulations. Spreadtrum agrees to comply with all applicable export and re-export control laws and regulations, including the Export Administration Regulations (“EAR”) maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations (“ITAR”) maintained by the Department of State. Specifically, Spreadtrum covenants that it shall not, directly or indirectly, sell, export, re-export, transfer, divert, or otherwise dispose of any software or Technology (including products derived from or based on such software or Technology) received from InterDigital under this Agreement to any destination, entity, or person prohibited by the laws or regulations of the United States, without obtaining prior authorization from the competent government authorities as required by those laws and regulations. Spreadtrum agrees to indemnify InterDigital, to the fullest extent permitted by law, from and against any fines or penalties that may arise as a result of Spreadtrum’s breach of this provision.

13.2	Export License. Without limiting the generality of Section 13.1, Spreadtrum specifically understands that transfer of certain of the Modem Software and Technology into the Peoples Republic of China, or to nationals of the Peoples Republic of China, is restricted by United States Law, and that such transfer requires a validated license (“Export License”) from the United States Department of Commerce. InterDigital has obtained such Export License (a copy of which is attached hereto as Schedule 13.2, which will allow transfer of the Modem Software and Technology to Spreadtrum for Spreadtrum’s use in its facilities in the Peoples Republic of China. No other offices of Spreadtrum, and non Spreadtrum Affiliates, have been approved to receive the Modem Software and Technology. Spreadtrum agrees to comply with all conditions, limitations and restrictions set forth in the Export License, and any other conditions, limitations and restrictions that the United States Department of Commerce may at any time impose upon InterDigital or Spreadtrum with respect to the Modem Software and Technology, and further agrees to indemnify InterDigital, to the fullest extent permitted by law, from and against any fines or penalties that may arise as a result of Spreadtrum’s breach of this provision.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Article XIV

General

14.1	Publicity. The Parties shall issue a mutually-agreed joint press release concerning this Agreement within agreed time period. Except for the issuance of such press release or pursuant to a court order or as required by law, listing requirements and exchange (Nasdaq, NYSE etc.) rules or government regulation, neither Party will issue any press release or other public announcement concerning the execution of this Agreement or the Parties’ relationship hereunder without the written consent of the other Party. The Parties shall use all commercially reasonable efforts to limit the disclosure of the terms and conditions of this Agreement and, if appropriate under the circumstances, shall seek confidential treatment for any filings required to be made with the Securities and Exchange Commission or similar regulatory agency or stock exchange; provided, however, if such a disclosure is required, the Party required to make the disclosure shall give the other Party notice as soon as possible prior to the actual disclosure.

14.2	Governing law; Jurisdiction and Venue. The validity and interpretation of this Agreement shall be governed by the law of the Commonwealth of Pennsylvania, without regard to conflict of law principles. The Parties irrevocably consent to the exclusive jurisdiction of the state and federal courts in the State of New York. Process shall be deemed sufficient if served on either Party by courier service (Federal Express or the like), and addressed as indicated in Article XII of this Agreement. The Parties hereby waive any objection as to the sufficiency of the method of service, if service is made as set forth herein.

14.3	Effect; Assignment. The terms and conditions of this Agreement shall be binding upon the Parties and inure to the benefit of their respective permitted successors and permitted assigns. Except as specifically stated in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any Party shall be assigned without the prior consent of the other Party, and any such unauthorized assignment shall be void; provided, however, that either Party may assign this Agreement to: (i) an Affiliate; or (ii) to a third party in connection with the transfer to such third party of the business to which this Agreement relates.

14.4	Waivers. Either Party’s failure to insist upon the performance of any of the terms or conditions of this Agreement or to exercise any right hereunder shall not be construed as a waiver or relinquishment of the future performance of any such term or condition.

14.5

Severability/Reformation. The provisions of this Agreement are severable, and if any of them are held invalid or unenforceable, then those provisions shall be construed, or if necessary reformed, to the extent permitted by law so as to most closely meet the intent of the Parties. The invalidity or unenforceability of one provision shall not affect any other provision. To the extent the specific license grants made hereunder are construed as violating any applicable law or construed in a manner which extends beyond the intent of the Parties as evidenced in this Agreement (including but not limited to the creation of

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

implied licenses where no such license was intended to be created), such provisions shall be reformed to the maximum extent possible by law to meet the intent of the Parties as stated in this Agreement.

14.6	Independent contractors. In making and performing this Agreement, the Parties are and shall act at all times as independent contractors, and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, or employer-employee relationship between InterDigital and Spreadtrum. At no time shall any Party make any commitments or incur any charges or expenses for or in the name of another Party.

14.7	Schedules and Exhibits. All schedules, exhibits and other attachments to this Agreement which are referred to herein are hereby incorporated in and made a part of this Agreement.

14.8	Amendments; Entire Agreement. This Agreement contains the complete and final agreement between the Parties and supersedes all previous understandings relating to the subject matter hereof, whether oral or written. This Agreement may only be modified by written agreement signed by duly authorized representatives of each Party.

14.9	Counterparts; Faxed signatures. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original. Signatures provided by facsimile or other electronic means by any Party shall be valid and enforceable upon delivery to the other Party.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

IN WITNESS WHEREOF, Spreadtrum and InterDigital have caused this Agreement to be executed as of the Effective Date.

SPREADTRUM COMMUNICATIONS, INC.

By:	/s/ Ping Wu
Title:	CEO

INTERDIGITAL COMMUNICATIONS, LLC

By:	/s/ Lawrence F. Shay
Title:	Executive VP

INTERDIGITAL TECHNOLOGY CORPORATION

By:	/s/ Lawrence F. Shay
Title:	President